                                                                     Exhibit 99t



                               POWERTEL USA, INC.



                                    97-30265


                                   CHAPTER 11
                            MONTHLY OPERATING REPORT
                                  NOVEMBER 1998







The Debtor in Possession is filing an incomplete Monthly Operating Report due to the lack of complete records. The former officers of PowerTel, USA, Inc. have not cooperated with the Debtor by providing the necessary information. The Books and Records are missing. Therefore, it is impossible for the Debtor to file a complete Monthly Operating Report.








                                       /s/ Richard A. Cascarilla
                                       -----------------------------------------
                                       RICHARD A. CASCARILLA, PRESIDENT
                                       DEBTOR IN POSSESSION

                                  BALANCE SHEET
                                NOVEMBER 30, 1998

                                     Assets

Current Assets:

     Cash                                               $     2,439.04
                                                        --------------
         Accounts Receivable                            $
                                                        --------------
         Allowance for Doubtful Accounts                $
                                                        --------------
         Accounts Receivable (Net)                      $
                                                        --------------
         Inventory                                      $
                                                        --------------
         Prepaid Expenses                               $
                                                        --------------

         Total Current Assets                           $     2,439.04
                                                        --------------

Property and Equipment (Fair Market Value)

         Real Property                                  $
                                                        --------------
         Machinery and Equipment                        $ 5,700,000.00
                                                        --------------
         Furniture and Fixtures                         $
                                                        --------------
         Office Equipment                               $
                                                        --------------
         Leasehold Improvements                         $
                                                        --------------
         Vehicles                                       $
                                                        --------------
         Other                                          $
                                                        --------------

         Total Property and Equipment                   $ 5,700,000.00
                                                        --------------

Investments:

                   Herth Printing and Business Supply
                            Stock (at Book Value)       $   383,235.00
                                                        --------------

                   Total Assets:                        $ 6,085,674.04
                                                        --------------

                                   LIABILITIES
                                NOVEMBER 30, 1998

Postpetition Liabilities (Accrued and Unpaid)

    Salaries & Wages                            $
                                                --------------
    Payroll Taxes                               $        57.60
                                                --------------
    Sales Taxes                                 $
                                                --------------
    Income Taxes                                $
                                                --------------
    Real Property Taxes                         $
                                                --------------
    Personal Property Taxes                     $
                                                --------------
    Accounts Payable                            $
                                                --------------
    Postpetition Real Property
          Lease Arrearages                      $
                                                --------------
    Postpetition Equipment
          Lease Arrearages                      $
                                                --------------
    Accrued Professional Fees
    Other LOAN SHAREHOLDER                      $     4,000.00
                                                --------------
          DIEGOTEL, INC STOCK-BOOK VALUE        $    14,500.00
                                                --------------

    Total Postpetition Liabilities                                     $    18,557.60
                                                                       --------------

Prepetition Liabilities

    Priority Debt (Schedule A-1)                $
                                                --------------
    Secured Debt (Schedule A-2)                 $
                                                --------------
    Unsecured Debt (Schedule A-3)               $
                                                --------------

    Total Prepetition Liabilities                                      $
                                                                       --------------

Shareholder's Equity

    Common Stock                                $
                                                --------------
    Paid-In Capital                             $ 6,131,096.00
                                                --------------
    Retained Earnings                           $   (63,979.56)
                                                --------------

    Total Shareholder's Equity                                         $ 6,067,116.44
                                                                       --------------

    Total Liabilities & Equity                                         $ 6,085,674.04
                                                                       --------------

                                INCOME STATEMENT
                                 (Accrual Basis)
                      OCTOBER 1, 1997 TO NOVEMBER 30, 1998

                                           Current        Year to
                                           Month          Date
                                           -----------    -------------

Income                                     $              $
                                           -----------    -------------
Cost of Goods Sold
     Beginning Inventory                   $              $
                                           -----------    -------------
     Inventory Purchases                   $              $
                                           -----------    -------------
     Ending Inventory                      $              $
                                           -----------    -------------

     Total Costs of Goods Sold             $              $
                                           -----------    -------------

Operating Expenses
     Salaries and Wages                    $              $   73,200.00
                                           -----------    -------------
     Employee Benefits                     $    529.84    $    1,589.70
                                           -----------    -------------
     Shipping & Freight                    $     12.00    $    1,734.02
                                           -----------    -------------
     Rent                                  $    500.00    $    1,500.00
                                           -----------    -------------
     Secured Debt Payments                 $              $
                                           -----------    -------------
     Outside Services                      $  1,679.18    $    7,995.74
                                           -----------    -------------
     Telephone                             $    115.97    $    1,573.12
                                           -----------    -------------
     Repairs & Maintenance                 $              $
                                           -----------    -------------
     Miscellaneous Office Expense          $    254.81    $    2,778.41
                                           -----------    -------------
     Advertising                           $              $
                                           -----------    -------------
     Travel & Entertainment                $  1,369.18    $   22,944.59
                                           -----------    -------------
     Professional Fees                     $    754.30    $   54,122.87
                                           -----------    -------------
     Court Costs                           $              $   19,372.00
                                           -----------    -------------
     Insurance: Liability                  $              $
                                           -----------    -------------
                Property                   $    407.70    $      407.70
                                           -----------    -------------
                Vehicle                    $              $
                                           -----------    -------------
                Worker's Compensation      $              $
                                           -----------    -------------
                Other - Bond               $              $     (920.00)
                                           -----------    -------------
     Taxes:     Payroll                    $              $    6,961.96
                                           -----------    -------------
                Sales                      $              $
                                           -----------    -------------
                Income                     $              $
                                           -----------    -------------
                Real Property              $              $
                                           -----------    -------------
                Personal Property          $              $
                                           -----------    -------------

     Total Operating Expenses              $  5,215.28    $  193,260.11
                                           -----------    -------------
     Total Profit (Loss) from Operations   $ (5,215.28)   $ (193,260.11)
                                           -----------    -------------

     Other Income (Expense)                $              $
                                           -----------    -------------
          Gain (Loss) on Sale of Assets    $              $
                                           -----------    -------------
          Interest Expense                 $              $
                                           -----------    -------------
          Interest Income                  $              $
                                           -----------    -------------
          Dividend Income                  $              $       16.34
                                           -----------    -------------
          Herth Printing Income (loss)     $ (1,555.00)   $  (34,861.00)
                                           -----------    -------------
          Total                            $ (1,555.00)   $  (34,844.66)
                                           -----------    -------------

     Total Profit (Loss) for Month         $ (3,660.28)   $ (228,104.77)
                                           -----------    -------------

                                 RECAPITULATION
                                NOVEMBER 30, 1998

Balance from Prior Month

    General Account                                      $   654.32
                                                         ----------
         Bank    FIRST OF AMERICA BANK, N.A. MICHIGAN
         Branch  OKEMOS, MICHIGAN
         Account #62-30079367

    General Account                                      $
                                                         ----------
         Bank
         Branch
         Account #

    Tax Account                                          $
                                                         ----------
         Bank
         Branch
         Account #

Balance to Carry Forward to Next Month

    General Account                                      $ 2,439.04
                                                         ----------

    General Account                                      $
                                                         ----------

    Tax Account                                          $
                                                         ----------

                               POWERTEL USA, INC.
                             EAST LANSING, MICHIGAN
                             BANK ACCOUNT SUMMARIES
                                    #97-30265
                                 NOVEMBER, 1998



                                                   FIRST OF
DATE           DESCRIPTION                         AMERICA
--------       ---------------------------         ----------

11.01.98       BEGINNING BALANCE                   $   654.32

11.31.98       TOTAL DEPOSITS                      $ 7,000.00

11.30.98       CHECKS WRITTEN PER ATTACHED         $ 5,215.28
                                                   ----------

11.30.98       BALANCE                             $ 2,439.04
                                                   ==========

TOTAL DR/CR                                                  0.00           0.00
RUN DATE: 12/11/98                POWERTEL USA, INC.         PAGE: 1
SYS DATE: 11/30/98                TRANSACTION JOURNAL        TIME: 09:25 AM


SOURCE      POSTING      CREDIT
JOURNAL     DATE         ACCOUNT NO                BATCH TOTAL               JOURNAL COMMENT

CD-0001     11/30/98     1020-000-00               5,215.28                  DISBURSEMENTS

CHECK NO    DATE         COMMENT                            DEBIT ACCT                TRANS AMOUNT
--------    --------     --------------------               -----------               ------------
0001231     11/02/98     CASEY & BOOG                       6600-000-00                   95.00
0001232     11/02/98     CABO                               6900-000-00                  500.00
0001233     11/04/98     KNUTSONS TRAVEL PORT               7900-000-00                  255.50
0001234     11/04/98     MCBEE                              6500-000-00                  120.08
0001235     11/06/98     CASEY & BOOG                       6600-000-00                  150.00
0001236     11/06/98     CASEY & BOOG PLC                   6500-000-00                   20.73
0001237     11/06/98     KNUTSON TRAVEL PORT                7900-000-00                  465.99
0001238     11/13/98     CASEY & BOOG                       6600-000-00                  150.00
0001239     11/16/98     CASEY & BOOG                       6600-000-00                   95.00
0001240     11/16/98     SUNSHINE REPORTING                 6600-000-00                  389.18
0001241     11/17/98     IKON                               6500-000-00                  114.00
0001242     11/19/98     CORPORATE STOCK                    7900-000-00                   52.22
0001243     11/19/98     CORPORATE SVCS
                         TELECOM                            7800-000-00                  115.97
0001244     11/19/08     ROBERT LINDBERG                    5050-000-00                  254.30
0001245     11/20/98     CASEY & BOOG                       6600-000-00                  150.00
0001246     11/25/98     ENOS CHRISTIE                      6600-000-00                  500.00
0001247     11/25/98     FLEET                              7900-000-00                  213.47
0001248     11/25/98     PAUL GOEBEL GROUP                  6110-000-00                  529.84
0001249     11/24/98     US TRUSTEE                         6200-000-00                  500.00
0001250     11/24/98     VOID                               1020-000-00                     .00
0001251     11/29/98     KNUTSON TRAVEL                     7900-000-00                  382.00
0001252     11/28/98     CASEY & BOOG                       6600-000-00                  150.00
0001253     11/30/98     UPS                                6000-000-00                   12.00
                                                                                      ---------

                                                JOURNAL CD-0001 TOTALS:                5,215.28
                                                                                      ---------
                                                SOURCE CD TOTALS:                      5,215.28
                                                                                      ---------
                                                REPORT TOTALS:                         5,215.28
                                                                                      =========

                               CASH FLOW STATEMENT
                                 NOVEMBER, 1998

                                                                 Projected
                                                     Current    For current
                                                      Month        Month
                                                   ----------   ----------

Receipts:

         Sales (Cash Only)                         $            $
                                                   ----------   ----------
         Collections of Accounts Receivable        $            $
                                                   ----------   ----------
         Other Income    DIEGOTEL INC.-TRANSFER    $ 7,000.00   $
                                                   ----------   ----------

Total Receipts                                     $ 7,000.00   $
                                                   ----------   ----------

Disbursements:

         Purchases and Inventory                   $            $
                                                   ----------   ----------
         Salaries and Wages                        $            $
                                                   ----------   ----------
         Employee Benefits                         $   529.84   $
                                                   ----------   ----------
         Shipping &  Freight                       $    12.00   $
                                                   ----------   ----------
         Rent                                      $   500.00   $
                                                   ----------   ----------
         Secured Debt Payments                     $            $
                                                   ----------   ----------
         Outside Services                          $ 1,679.18   $
                                                   ----------   ----------
         Telephone                                 $   115.97   $
                                                   ----------   ----------
         Repairs & Maintenance                     $            $
                                                   ----------   ----------
         Miscellaneous Office Expense              $   254.81   $
                                                   ----------   ----------
         Advertising                               $            $
                                                   ----------   ----------
         Travel & Entertainment                    $ 1.369.18   $
                                                   ----------   ----------
         Professional Fees                         $   754.30   $
                                                   ----------   ----------
         Court Costs                               $            $
                                                   ----------   ----------

Insurance: Liability                               $            $
                                                   ----------   ----------
           Property                                $            $
                                                   ----------   ----------
           Vehicle                                 $            $
                                                   ----------   ----------
           Worker's Compensation                   $            $
                                                   ----------   ----------
           Other                                   $            $
                                                   ----------   ----------

Taxes:     Payroll                                 $            $
                                                   ----------   ----------
           Sales                                   $            $
                                                   ----------   ----------
           Income                                  $            $
                                                   ----------   ----------
           Real Property                           $            $
                                                   ----------   ----------
           Personal Property                       $            $
                                                   ----------   ----------

Total Disbursements                                $ 5,215.28   $
                                                   ----------   ----------

Cash Flow                                          $ 1,784.72   $
                                                   ----------   ----------

                              Monthly Questionnaire

I.       Accounts Payable and Receivable Aging:

         Attach an Accounts Payable and Receivable Aging Schedule, identifying in chronological (or reverse chronological) order every debt which came due after the commencement of the bankruptcy case but has not been paid, and specifying the creditor by name and address, the nature of the debt (e.g., rent, advertising, wages, etc.), the amount owed and the date on which the obligation come due. Provide summary information below for both accounts payable and accounts receivable:


--------------------------------------------------------------------------------
                                      Accounts Payable     Accounts Receivable
--------------------------------------------------------------------------------
Less Than 31 Days Past Due
--------------------------------------------------------------------------------
31 to 60 Days Past Due
--------------------------------------------------------------------------------
61 to 90 Days Past Due
--------------------------------------------------------------------------------
91 to 120 Days Past Due
--------------------------------------------------------------------------------
Over 120 Days Past Due
--------------------------------------------------------------------------------

II.  Payments to Secured Creditors and Lessors:

     Identify every secured Creditor and lessor by name and address, and provide the requested information. Where there is a postpetition stipulation or court order governing the creditor's treatment, respond on the basis of that stipulation or order; otherwise, respond on the basis of the prepetition contract or lease.


---------------------------------------------------------------------------------------------------------
Creditor Name and Address    Payment Period    Periodic    Date of      Post Petition Payments
                                (mo/wk)        Payment     Last            Made             Missed
                                               Amount      Payment      No.    Amount    No.       Amount
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

MONTHLY QUESTIONNAIRE
Page 2

III. Tax Liability

                  Gross Payroll Expense for Report Month:                  $0.00
                                                                           -----

                  Gross Sales Subject to Sales Tax for Report Month:       $0.00
                                                                           -----


-----------------------------------------------------------------------------------------------------------
                                    Date Paid     Amount Paid      Due But Not Paid     Accrued But Not Due
-----------------------------------------------------------------------------------------------------------
Federal Payroll & Withholding
-----------------------------------------------------------------------------------------------------------
State Payroll & Withholding                                                                 57.60
-----------------------------------------------------------------------------------------------------------
State Sales & Use
-----------------------------------------------------------------------------------------------------------

IV.  Insurance Coverage


-------------------------------------------------------------------------------------------------
                                Carrier/Agent    Amount of      Policy Expiration    Policy Paid
                                Name             Coverage       Date                 Through Date
-------------------------------------------------------------------------------------------------
Worker's Compensation
Liability
-------------------------------------------------------------------------------------------------
Fire & Extended Coverage
-------------------------------------------------------------------------------------------------
Property
-------------------------------------------------------------------------------------------------
Theft
-------------------------------------------------------------------------------------------------
Vehicle
-------------------------------------------------------------------------------------------------
Life (Beneficiary):
-------------------------------------------------------------------------------------------------
Other (specify):
-------------------------------------------------------------------------------------------------

V.   Postpetition Payments

     A. Has the Debtor made any payments outside of the ordinary course of business to any officers, shareholders, directors, other principals or insider-employees or to professionals without specific authorization under
     a Bankruptcy Court order?    NO

     If the answer is yes, identify each person paid, the date and amount of such payment(s) and the basis for each such payment.

     B. Has the Debtor, following the commencement of the bankruptcy case, made any payments on account of prepetition unsecured debts, except as
     specifically authorized by the Bankruptcy Court?    NO

     If the answer is yes, identify each person paid, the date and amount of such payment(s) and the basis for each such payment.

MONTHLY QUESTIONNAIRE
Page 3


VI.      Narrative

     Provide a brief narrative report of any significant events outside of the ordinary course of business which occurred during the Report Month:




VII.     U.S. Trustee Fees


-----------------------------------------------------------------------------------------------
Quarter Ending   Total             Quarterly Fee    Amount Paid     Date Paid   Total Quarterly
                 Disbursement                                                   Fees Due But
                 During Quarter                                                 Not Paid
-----------------------------------------------------------------------------------------------






-----------------------------------------------------------------------------------------------




     I declare under penalty of perjury that I have reviewed the income statement, cash flow statement, projections, balance sheet and monthly questionnaire attached hereto and, after making reasonable inquiry, believe that these documents are accurate and correct.

              DATED this 21 day of December, 1998.



                                       By:    /s/ Richard Cascarilla
                                          --------------------------------